Exhibit 99.1

LOJACK CORPORATION ANNOUNCES SETTLEMENT

AGREEMENT IN CALIFORNIA CLASS ACTION LITIGATIONS

Canton, MA, October 18, 2012 – LoJack Corporation (NASDAQ GS: LOJN) today announced that it has reached a settlement agreement involving the remaining claims in the two California wage-and-hour class action lawsuits against the Company.

Under the terms of the settlement agreement, which is subject to approval of the Superior Court of California for Los Angeles County, the Company has agreed to pay up to $8.1 million, including plaintiffs’ attorneys’ potential fees and costs, to resolve all remaining California state class action claims. The Company previously disclosed that it estimated the range of possible loss with respect to the state court case to be between $970,000 and $30 million.

“These legal claims were originally filed in 2006, and plaintiffs asserted claims reaching back to 2002,” said Randy L. Ortiz, President and Chief Executive Officer of LoJack. “Since then the cases have involved a significant amount of time and expense on pleadings, motions, depositions, and discovery in various state and federal courts. The cases have also required us to look at employment practices of the distant past rather than focus entirely on our present and continuing commitment to the welfare of our employees, the success of our dealer partners and licensees and the strength of our brand. Though the Company believes that it has substantial legal and factual defenses to the plaintiffs’ claims, the Board of Directors and current leadership team determined that a settlement at this time is in the best interest of LoJack and its shareholders.”

“One of my priorities since joining LoJack in November has been to ensure that as an organization we efficiently address issues distracting the Company from the pursuit of its strategic initiatives and plans for growth,” Ortiz continued. “We believe that this settlement agreement is a significant step toward that objective and also protects the strength of our balance sheet and liquidity resources. Equally important, by eliminating the expense and uncertainty associated with continued litigation, the agreement frees us to position the Company for improved long-term financial performance and expansion of its business opportunities.”

As previously disclosed, in the related California federal wage-and-hour case, the Company paid the class action plaintiffs $115,000 in 2011 to settle the federal claims. During 2011, the Company also recorded a $1.1 million accrual with respect to plaintiffs’ attorneys’ fee application in the federal case. In early August 2012, the federal court awarded plaintiffs’ attorneys’ fees and costs of $900,518 related to those claims. Although the Company filed a notice of appeal with respect to the attorneys’ fee award in the federal case, the Company has agreed to waive that appeal as part of this settlement.

The settlement agreement involves no admission of wrongdoing, liability or violation of the law by the Company. In addition, the agreement bars the named plaintiffs in the California state class action from pursuing further claims against the Company.

The Company expects the Court to issue a decision shortly regarding preliminary approval of the proposed settlement. Should the Court grant preliminary approval, California class members would be sent a notice of the settlement and given the opportunity to decide whether to participate. LoJack could pay less than $8.1 million in settlement of the state court case depending on the level of participation by class members in the settlement. Following the notice period, the parties may move for final approval of the settlement. LoJack anticipates that the Court would be in a position to rule on final approval of the proposed settlement by the first or second quarter of 2013. LoJack does not anticipate paying any portion of the settlement of the California state case until the Court has granted final approval.

As a result of the settlement agreement, LoJack expects to record a one-time charge of approximately $6.9 million, or approximately $0.40 per diluted share, for the third quarter ended September 30, 2012. The $6.9 million charge represents the $8.1 million expected settlement less the $970,000 previously accrued for the state court case and the $200,000 reduction in the estimated attorneys’ fees accrual in the federal court case.

About LoJack Corporation

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered nearly USD$4 billion in stolen assets worldwide. LoJack’s core competencies are being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive conditions such as autism and Alzheimer’s. LoJack has proven processes and technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings proven solutions that not only deliver a wide range of recoveries, but also enhance public safety. LoJack’s Stolen Vehicle Recovery System operates in 28 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe and Africa. For more information, visit http://www.lojack.com.

Safe Harbor Regarding Forward Looking Statements

From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements. These include, but are not limited to, statements concerning the terms of the settlement agreement, which remains subject to approval by the Superior Court of California for Los Angeles County, the anticipated timing of such approval and payment of the settlement amount, the expected impact of the settlement on the Company’s operating results, financial condition and liquidity, and the Company’s business opportunities and ability to execute on its strategic initiatives and growth plans. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to, (i) the timing of Court approval and final resolution of the settlement, (ii) the accuracy of the Company’s assumptions in determining the related charge to earnings, (iii) an unexpected impact of the settlement on the Company’s operating results, financial condition or liquidity resources, (iv) the continued and future acceptance of the Company’s products and services, (v) the Company’s ability to obtain financing from lenders, (vi) the rate of growth in the industries of the Company’s customers, (vii) the Company’s relationships with its licensees and agents and the strength of their business, (viii) the presence of competitors with greater technical, marketing, and financial resources, (ix) the Company’s customers’ ability to access the credit markets, including changes in interest rates, (x) the Company’s ability to promptly and effectively respond to technological change to meet evolving customer needs, (xi) the Company’s ability to successfully expand its operations and business opportunities, (xii) conditions in the automotive retail market, (xiii) changes in customer demand and automotive production schedules, and (xiv) changes in general economic or geopolitical conditions, including the European debt crisis and persisting trade tensions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other filings with the Securities and Exchange Commission.

Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.